Exhibit 99.1

Press Release	November 22, 2021

Cerence Announces Fourth Quarter and Fiscal Year 2021 Results

Fourth Quarter and Fiscal Year Highlights

•	Strong bookings of $590M in FY21 increases backlog to approximately $2 billion
•	Momentum for new products leads to orders representing nearly 20% of total bookings
•	Won first major customer in the building mobility market for the connected elevator of the future
•	VinFast, Vietnam’s first domestic car company and a leader in electric vehicle innovation worldwide, selected Cerence to power conversational AI across its lineup of smart EVs
•	Cerence Pay receives coveted Automotive News PACE Award, the industry benchmark for innovation
•	Quarterly revenue grew 7.5% year over year, full year revenue grew 17%
•	Met or exceeded nearly all profitability metrics for the quarter and fiscal year

BURLINGTON, Mass., November 22, 2021 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its fourth quarter and fiscal year 2021 results for the year ended September 30, 2021.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP Revenue	$98.1	$91.2	$387.2	$331.0
GAAP Gross Margin	75.4%	72.0%	73.9%	67.4%
Non-GAAP Gross Margin	78.1%	75.8%	77.3%	71.6%
GAAP Operating Margin	11.0%	17.8%	15.7%	6.8%
Non-GAAP Operating Margin	37.2%	42.1%	37.8%	32.3%
GAAP Net Income (Loss)	$8.0	$8.2	$45.9	$(18.3)
Non-GAAP Net Income	$28.4	$26.0	$107.2	$65.3
Adjusted EBITDA	$38.8	$40.7	$155.9	$116.2
Adjusted EBITDA Margin	39.6%	44.6%	40.3%	35.1%
GAAP Net Income (Loss) per Share - diluted	$0.20	$0.21	$1.17	$(0.50)
Non-GAAP Net Income per Share - diluted	$0.66	$0.62	$2.53	$1.70

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “We finished the year strong, especially considering the production challenges our customers are facing due to semiconductor shortages. Our total company revenue grew 17% compared to the auto production growth of 9% over the same time-period, which is testament to the secular tailwinds, as well as, the innovative products and services we continue to bring to market.”

Dhawan continued, “We had another strong year for bookings at $590 million of which 20% were for our new products. These bookings included some key strategic wins, such as VinFast, and included multiple competitive takeaways. We also signed a contract with one of the top elevator manufacturers in the world to deliver voice AI technology and connected services creating the elevator of the future. This represents a key opportunity for

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Press Release	November 22, 2021

us to expand into a new market with the potential to be a strong revenue contributor to our FY24 target for the new mobility market.”

 “As we look to fiscal year 2022, accounting for the industry headwinds due to semiconductor shortages and notwithstanding the approximately $23 million revenue reduction from the “legacy*” contract, we still expect to grow above the IHS auto production forecast. We expect to grow the business by continuing to deliver innovative products and world class services for our customers. This focus on innovation and customer service allows us to maintain our market leading position in conversational AI and connected services for the transportation and mobility industries.” Dhawan concluded.

* Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition

Cerence Key Performance Indicators

To help investors gain further insight into Cerence’s business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q4FY21
Percent of worldwide auto production with Cerence Technology (TTM)	53%
Average contract duration - years (TTM):	7.9
Repeatable software contribution (TTM):	81%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	20%
Growth in billings per car (TTM over prior year TTM) (excludes legacy contract)	8%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)	Based on IHS Markit data, global auto production increased 9% over the same time period ended September 30, 2021.

First Quarter and Full Year Fiscal 2022 Outlook

For the fiscal quarter ending December 31, 2021, revenue is expected to be in the range of $91M to $96M which is flat year-over-year at the midpoint, while IHS auto production forecast is expected to be down 21% for the same period. Adjusted EBITDA is expected to be in the range of approximately $31M to $35M. The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

The full-year guidance is for revenue to be in the range of $400M to $425M representing a 7% increase at the midpoint compared to the prior year. The guidance reflects an expected reduction of $23M in revenue related to our “legacy” contract. Adjusting for the “legacy” decline, our revenue is expected to increase 12% year-over-year at the midpoint, while IHS auto production forecast is expected to be flat for the same period. Adjusted EBITDA for the full year is expected to be in the range of approximately $144M to $163M. Additional details regarding guidance will be provided on the earnings call.

Fourth Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results today at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code

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Press Release	November 22, 2021

6829375. Webcast access will be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

The teleconference replay will be available through November 29, 2021. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 6829375. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth, business and market trends, and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

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Press Release	November 22, 2021

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2021 and 2020, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.
In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

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Press Release	November 22, 2021

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

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Press Release	November 22, 2021

ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2021, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•	Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

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Press Release	November 22, 2021

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 400 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

Cerence. All rights reserved

Press Release	November 22, 2021

CERENCE INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
License	$51,418	$46,425	$202,183	$164,268
Connected service	25,585	25,360	109,534	97,469
Professional service	21,073	19,457	75,465	69,230
Total revenues	98,076	91,242	387,182	330,967
Cost of revenues:
License	826	439	3,544	2,783
Connected service	5,767	7,026	25,727	31,768
Professional service	15,655	16,190	64,287	64,963
Amortization of intangible assets	1,879	1,929	7,516	8,337
Total cost of revenues	24,127	25,584	101,074	107,851
Gross profit	73,949	65,658	286,108	223,116
Operating expenses:
Research and development	28,705	22,001	112,070	88,899
Sales and marketing	10,586	8,569	38,683	33,398
General and administrative	18,416	12,930	56,979	49,386
Amortization of intangible assets	3,169	3,168	12,690	12,544
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Total operating expenses	63,191	49,401	225,514	200,685
Income from operations	10,758	16,257	60,594	22,431
Interest income	41	22	109	585
Interest expense	(3,428)	(3,694)	(13,997)	(22,737)
Other income (expense), net	131	(2,953)	1,563	(23,319)
Income (loss) before income taxes	7,502	9,632	48,269	(23,040)
(Benefit from) provision for income taxes	(489)	1,425	2,376	(4,724)
Net income (loss)	$7,991	$8,207	$45,893	$(18,316)
Net income (loss) per share:
Basic	0.21	0.22	1.22	(0.50)
Diluted	0.20	0.21	1.17	(0.50)
Weighted-average common share outstanding:
Basic	38,015	36,765	37,752	36,428
Diluted	39,748	39,041	39,289	36,428

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Press Release	November 22, 2021

CERENCE INC.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30,	September 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$128,428	$136,067
Marketable securities	30,435	11,662
Accounts receivable, net of allowances of $395 and $1,394 at September 30, 2021 and September 30, 2020, respectively	45,560	50,900
Deferred costs	6,095	7,256
Prepaid expenses and other current assets	76,530	44,220
Total current assets	287,048	250,105
Long-term marketable securities	7,339	-
Property and equipment, net	31,505	29,529
Deferred costs	31,702	38,161
Operating lease right of use assets	14,901	20,096
Goodwill	1,128,511	1,128,198
Intangible assets, net	25,348	45,616
Deferred tax assets	159,293	160,974
Other assets	20,081	14,938
Total assets	$1,705,728	$1,687,617
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,636	$8,447
Deferred revenue	78,394	112,156
Short-term operating lease liabilities	4,562	5,700
Short-term debt	6,250	6,250
Accrued expenses and other current liabilities	64,467	66,078
Total current liabilities	165,309	198,631
Long-term debt, net of discounts and issuance costs	265,093	266,872
Deferred revenue, net of current portion	198,343	212,573
Long-term operating lease liabilities	12,216	17,821
Other liabilities	32,822	31,649
Total liabilities	673,783	727,546
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized as of September 30, 2021; 38,025 shares issued and outstanding as of September 30, 2021	381	369
Accumulated other comprehensive income	1,634	3,711
Additional paid-in capital	1,002,353	974,307
Retained earnings (accumulated deficit)	27,577	(18,316)
Total stockholders' equity	1,031,945	960,071
Total liabilities and stockholders' equity	$1,705,728	$1,687,617

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Press Release	November 22, 2021

CERENCE INC.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$45,893	$(18,316)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,661	30,041
(Benefit from) provision for doubtful accounts	(415)	704
Stock-based compensation expense	60,555	47,285
Non-cash interest expense	5,013	5,286
Loss on debt extinguishment	-	19,279
Deferred tax benefit	(4,419)	(10,568)
Other	(606)	-
Changes in operating assets and liabilities:
Accounts receivable	5,751	15,154
Prepaid expenses and other assets	(30,661)	(30,311)
Deferred costs	6,984	(1,381)
Accounts payable	3,411	(2,430)
Accrued expenses and other liabilities	(1,125)	26,040
Deferred revenue	(45,653)	(35,994)
Net cash provided by operating activities	74,389	44,789
Cash flows from investing activities:
Capital expenditures	(12,047)	(19,012)
Purchases of marketable securities	(42,471)	(11,663)
Sale and maturities of marketable securities	16,350	-
Purchase of debt securities	(2,000)	-
Payments for equity securities	(2,563)	-
Other investing activities	1,100	-
Net cash used in investing activities	(41,631)	(30,675)
Cash flows from financing activities:
Net transactions with Parent	-	12,964
Distributions to Parent	-	(152,978)
Proceeds from long-term debt, net of discount	-	547,719
Payments for long-term debt issuance costs	(520)	(6,402)
Principal payments of long-term debt	(6,252)	(271,563)
Common stock repurchases for tax withholdings for net settlement of equity awards	(45,769)	(9,369)
Principal payments of lease liabilities arising from a finance lease	(486)	(136)
Proceeds from the issuance of common stock	11,522	1,318
Net cash (used in) provided by financing activities	(41,505)	121,553
Effects of exchange rate changes on cash and cash equivalents	1,108	400
Net change in cash and cash equivalents	(7,639)	136,067
Cash and cash equivalents at the beginning of the period	136,067	-
Cash and cash equivalents at the end of the period	$128,428	$136,067

Cerence. All rights reserved

Press Release	November 22, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP revenue	$98,076	$91,242	$387,182	$330,967

GAAP gross profit	$73,949	$65,658	$286,108	$223,116
Stock-based compensation	815	1,588	5,760	5,573
Amortization of intangible assets	1,879	1,929	7,516	8,337
Non-GAAP gross profit	$76,643	$69,175	$299,384	$237,026
GAAP gross margin	75.4%	72.0%	73.9%	67.4%
Non-GAAP gross margin	78.1%	75.8%	77.3%	71.6%

GAAP operating income	$10,758	$16,257	$60,594	$22,431
Stock-based compensation	18,376	14,331	60,555	47,285
Amortization of intangible assets	5,048	5,097	20,206	20,881
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Non-GAAP operating income	$36,497	$38,418	$146,447	$107,055
GAAP operating margin	11.0%	17.8%	15.7%	6.8%
Non-GAAP operating margin	37.2%	42.1%	37.8%	32.3%

GAAP net income (loss)	$7,991	$8,207	$45,893	$(18,316)
Stock-based compensation	18,376	14,331	60,555	47,285
Amortization of intangible assets	5,048	5,097	20,206	20,881
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Depreciation	2,337	2,240	9,455	9,160
Total other income (expense), net	(3,256)	(6,625)	(12,325)	(45,471)
(Benefit from) provision for income taxes	(489)	1,425	2,376	(4,724)
Adjusted EBITDA	$38,834	$40,658	$155,902	$116,215
GAAP net income (loss) margin	8.1%	9.0%	11.9%	-5.5%
Adjusted EBITDA margin	39.6%	44.6%	40.3%	35.1%

Cerence. All rights reserved

Press Release	November 22, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP net income (loss)	$7,991	$8,207	$45,893	$(18,316)
Stock-based compensation	18,376	14,331	60,555	47,285
Amortization of intangible assets	5,048	5,097	20,206	20,881
Restructuring and other costs, net	2,315	2,733	5,092	16,458
Loss on debt extinguishment	-	-	-	19,279
Non-cash interest expense	1,283	1,261	5,013	5,286
Indemnification asset release	-	1,215	-	1,215
Adjustments to income tax expense	(6,599)	(6,841)	(29,582)	(26,742)
Non-GAAP net income	$28,414	$26,003	$107,177	$65,346

Adjusted EPS:
GAAP Numerator:
Net income (loss) attributed to common shareholders	$7,991	$8,207	$45,893	$(18,316)

Non-GAAP Numerator:
Net income attributed to common shareholders	$28,414	$26,003	$107,177	$65,346
Interest on Convertible Senior Notes, net of tax	1,019	998	4,043	1,323
Net income attributed to common shareholders - diluted	$29,433	$27,001	$111,220	$66,669

GAAP Denominator:
Weighted-average common shares outstanding - basic	38,015	36,765	37,752	36,428
Adjustment for diluted shares	1,733	2,276	1,537	-
Weighted-average common shares outstanding - diluted	39,748	39,041	39,289	36,428

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	38,015	36,765	37,752	36,428
Adjustment for diluted shares	6,410	6,952	6,214	2,747
Weighted-average common shares outstanding - diluted	44,425	43,717	43,966	39,175

GAAP net income (loss) per share - diluted	$0.20	$0.21	$1.17	$(0.50)
Non-GAAP net income per share - diluted	$0.66	$0.62	$2.53	$1.70

GAAP net cash provided by operating activities	$23,321	$26,212	$74,389	$44,789
Capital expenditures	(3,992)	(2,937)	(12,047)	(19,012)
Free Cash Flow	$19,329	$23,275	$62,342	$25,777

Cerence. All rights reserved

Press Release	November 22, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4FY21	Q3FY21	Q2FY21	Q1FY21
GAAP revenues	$98,076	$96,801	$98,662	$93,643
Less: Professional services revenue	21,073	16,538	16,555	21,299
Non-GAAP Repeatable revenues	$77,003	$80,263	$82,107	$72,344

GAAP revenues TTM	$387,182
Less: Professional services revenue TTM	75,465
Non-GAAP Repeatable revenues TTM	$311,717
Repeatable software contribution	81%

Cerence. All rights reserved

Press Release	November 22, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1 2022		FY2022
	Low	High	Low	High
GAAP revenue	$91,000	$96,000	$400,000	$425,000

GAAP gross profit	$66,000	$71,000	$298,000	$321,000
Stock-based compensation	1,300	1,300	5,600	5,600
Amortization of intangible assets	1,900	1,900	3,000	3,000
Non-GAAP gross profit	$69,200	$74,200	$306,600	$329,600
GAAP gross margin	73%	74%	75%	76%
Non-GAAP gross margin	76%	77%	77%	78%

GAAP operating income	$11,800	$15,300	$67,400	$86,300
Stock-based compensation	10,900	10,900	48,200	48,200
Amortization of intangible assets	5,000	5,000	14,700	14,700
Restructuring and other costs, net	1,100	1,100	2,300	2,300
Non-GAAP operating income	$28,800	$32,300	$132,600	$151,500
GAAP operating margin	13%	16%	17%	20%
Non-GAAP operating margin	32%	34%	33%	36%

GAAP net income	$8,000	$10,200	$33,900	$43,000
Stock-based compensation	10,900	10,900	48,200	48,200
Amortization of intangible assets	5,000	5,000	14,700	14,700
Restructuring and other costs, net	1,100	1,100	2,300	2,300
Depreciation	2,300	2,300	11,400	11,400
Total other income (expense), net	(3,400)	(3,400)	(13,500)	(13,500)
Provision for income taxes	400	1,700	20,000	29,800
Adjusted EBITDA	$31,100	$34,600	$144,000	$162,900
GAAP net income margin	9%	11%	8%	10%
Adjusted EBITDA margin	34%	36%	36%	38%

Cerence. All rights reserved

Press Release	November 22, 2021

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q1 2022		FY2022
	Low	High	Low	High
GAAP net income	$8,000	$10,200	$33,900	$43,000
Stock-based compensation	10,900	10,900	48,200	48,200
Amortization of intangible assets	5,000	5,000	14,700	14,700
Restructuring and other costs, net	1,100	1,100	2,300	2,300
Non-cash interest expense	1,300	1,300	5,300	5,300
Income tax impact of Non-GAAP adjustments	(6,400)	(6,000)	(11,100)	(5,100)
Non-GAAP net income	$19,900	$22,500	$93,300	$108,400

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$8,000	$10,200	$33,900	$43,000

Non-GAAP Numerator:
Net income attributed to common shareholders	$19,900	$22,500	$93,300	$108,400
Interest on Convertible Senior Notes, net of tax	1,000	1,000	4,000	4,000
Net income attributed to common shareholders - diluted	$20,900	$23,500	$97,300	$112,400

GAAP Denominator:
Weighted-average common shares outstanding - basic	38,800	38,800	39,200	39,200
Adjustment for diluted shares	900	900	900	900
Weighted-average common shares outstanding - diluted	39,700	39,700	40,100	40,100

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	38,800	38,800	39,200	39,200
Adjustment for diluted shares	5,600	5,600	5,600	5,600
Weighted-average common shares outstanding - diluted	44,400	44,400	44,800	44,800

GAAP net income per share - diluted	$0.20	$0.26	$0.85	$1.07
Non-GAAP net income per share - diluted	$0.47	$0.53	$2.17	$2.51

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